UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
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BLUE DOLPHIN ENERGY COMPANY

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that an Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Dolphin Energy Company, a Delaware corporation (referred to herein as “Blue Dolphin,” “we,” “us,” and “our”), will be held on Thursday, June 25, 2026 at 10:00 a.m. Central Time at Blue Dolphin’s principal office located at 801 Travis Street, 21st Floor, Houston, Texas 77002. At the Annual Meeting, stockholders will consider proposals to:

(1)

Elect five (5) directors, all of whom shall serve until the next annual meeting of stockholders, or in each case until their successors are duly elected and qualified, or until their earlier resignation or removal.

(2)	Approve, on an advisory basis, a non-binding vote on executive compensation (“Say on Pay”).
(3)	Approve, on an advisory basis, a non-binding vote on the frequency of Say on Pay votes.
(4)	Ratify the selection of UHY, LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
(5)	Transact any other business that may properly come before the Annual Meeting.

Additional information regarding the Annual Meeting is outlined in the accompanying proxy statement. Our Board of Directors (the “Board”) has specified the close of business on April 27, 2026 as the record date (“Record Date”) to determine the stockholders who are entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Regardless of whether you plan to attend the Annual Meeting in person, we request that you vote your shares of Blue Dolphin common stock at your earliest convenience to ensure that your shares of Blue Dolphin common stock will be represented at the Annual Meeting. Depending on how you hold your shares of Blue Dolphin common stock, options to cast your ballot include the Internet, telephone, or mail. We recommend recording your vote online.

AVAILABILITY OF PROXY MATERIALS – IMPORTANT NOTICE
Proxy materials are available online https://iproxydirect.com/BDCO

Registered stockholders may vote during the Annual Meeting if they have registered in advance to participate by casting a ballot online or by phone. Beneficial stockholders who desire to cast a ballot during the Annual Meeting must obtain and use the legal proxy form provided by their brokerage firm, bank, trust, or other nominee, which contains a control number. The inspector of election at the Annual Meeting has access to the registered stockholder’s list to verify whether a registered stockholder is entitled to vote as of the Record Date. However, the inspector of election does not have access to the control number verification system that brokerage firms, banks, trusts, and other nominees use to verify whether a beneficial stockholder is entitled to vote at the Annual Meeting. See “Frequently Asked Questions – 7. How do I vote if I am a beneficial stockholder?” for more information on voting shares held through a brokerage firm, bank, trust, or other nominee.

By Order of the Board

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chairman of the Board
May 11, 2026
Houston, Texas

May 11, 2026

Fellow Stockholders:

Blue Dolphin entered 2024 in a strong financial position, and the strength of our balance sheet enabled us to navigate challenging market conditions throughout the year. We achieved positive financial results for the year, significantly paid down principal and accrued interest on term loans, and successfully completed planned maintenance turnarounds, which have positioned us well in 2025.

Positive Financial Performance

For the year ended December 31, 2025, Blue Dolphin reported a gross profit of $8.7  million and a consolidated loss before interest, income taxes, and depreciation and amortization of $1.3 million. We achieved these financial results despite significant refinery downtime for maintenance turnarounds, and amidst a backdrop of general macroeconomic uncertainties and geopolitical tensions.

While operating results for the three months ended March 31, 2026 are not necessarily indicative of the results Blue Dolphin can expect for the twelve months ending December 31, 2026, or for any other period, Blue Dolphin reported a gross profit of $6.1 million and consolidated earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) of $5.1 million for the three months ended March 31, 2025.

(Reconciliations of EBITDA to net income can be found within our press releases announcing full year 2024 and first quarter 2025 financial results: https://blue-dolphin-energy-company.ir.rdgfilings.com/press-release/ .)

Prioritized Debt Reduction

During 2024, we continued efforts to improve our balance sheet. We entered into payment agreements with two of our secured debt lenders – John H. Kissick (the “Kissick Noteholder”) and Lazarus Energy Holdings, LLC (“LEH”), and we paid down $7.5 million in principal and accrued interest on term loans throughout the year. In March 2025, we fully repaid our debt obligation to the Kissick Noteholder and entered into a modified agreement with LEH whereby our secured loan matures in April 2027.

Operational Efficiency

Efforts continued throughout 2024 to improve and modernize the Nixon facility’s operations and enhance personnel safety. During the year, we completed two planned maintenance turnarounds -- one major (13 days) and one minor (9 days), added anti-icing chemical storage, upgraded the chiller system, and modernized the Nixon facility's terminal management software. We also installed a 'cool down room' to reduce heat-related injuries for personnel, contractors, and drivers. So far, in 2025, we further optimized the efficiency of the Nixon refinery's flare gas monitoring system, which will reduce greenhouse gas emissions, optimize combustion efficiency, and lower operational costs.

By staying focused on what is working and continuing to optimize our operations, we believe we are well positioned for long-term success. On behalf of the Board, I want to thank you, our stockholders, for your continued support, and our entire team, for their continued dedication.

Sincerely,

Jonathan P. Carroll Chairman of the Board, Chief Executive Officer, and President

PROXY STATEMENT BLUE DOLPHIN ENERGY COMPANY

TABLE OF CONTENTS

PROCEDURAL MATTERS

General

This proxy statement and accompanying notice and proxy form are being furnished to the stockholders of Blue Dolphin Energy Company (referred to herein as “Blue Dolphin,” “we,” “us,” and “our”) in connection with the solicitation of proxies by Blue Dolphin’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof.

Date, Time, and Place

The Annual Meeting will be held on Thursday, June 25, 2026 at 10:00 a.m. Central Time at Blue Dolphin’s principal office, which is located at 801 Travis Street, 21st Floor, Houston, Texas 77002.

Purpose

At the Annual Meeting, stockholders are being asked to consider and vote upon proposals to:

(1)

Elect five (5) directors, all of whom shall serve until the next annual meeting of stockholders, or in each case until their successors are duly elected and qualified, or until their earlier resignation or removal.

(2)	Approve, on an advisory basis, a non-binding vote on executive compensation (“Say on Pay”).
(3)	Approve, on an advisory basis, a non-binding vote on the frequency of Say on Pay votes.
(4)	Ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
(5)	Transact any other business that may properly come before the Annual Meeting.

Record Date; Who Is Entitled to Vote

The Board has fixed the close of business on April 27, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of registered stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten (10) days prior to the Annual Meeting at our principal office, which is located at 801 Travis Street, 21st Floor, Houston, Texas 77002. On the Record Date, there were 14,921,968 shares of our common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding. Stockholders are entitled to one (1) vote per share of Common Stock held on the Record Date on each matter presented at the Annual Meeting.

Material Delivery

This proxy statement, along with its accompanying notice and proxy form, are first being mailed to stockholders on or about May 11, 2026. Our Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), which has been incorporated by reference, is being mailed with this proxy statement.

Quorum

The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting and represented in person or by proxy shall constitute a quorum at the Annual Meeting for the transaction of business.

Abstentions and Broker Non-Votes

Abstentions – If a stockholder abstains from voting on a proposal, the shares are considered present and entitled to vote at the Annual Meeting. Therefore, abstentions will count toward determining whether or not a quorum is present. Under Delaware law, a proxy marked “abstain” is not considered a vote cast. Accordingly, an abstention will have no effect on the proposal regarding the election of directors, as the nominees are elected by a plurality of the votes cast. Abstentions on proposals that require the affirmative vote of a majority of the shares entitled to vote and represented at the Annual Meeting, in person or by proxy, will, in effect, be a vote against such matter.

Broker Non-Votes – Broker non-votes occur when brokers, banks, or other nominees that hold shares on behalf of beneficial (“street name”) stockholders do not receive voting instructions from the beneficial stockholders before the Annual Meeting and do not have discretionary voting authority to vote those shares. Broker non-votes are considered present and entitled to vote at the Annual Meeting. Therefore, broker non-votes will count toward determining whether or not a quorum is present. However, brokers are prohibited from voting shares of Common Stock for which they have not received instructions on non-routine matters, including the election of directors.

Votes Required for Approval

With the exception of the election of directors, our By-Laws, as amended and restated (the “By-Laws”), require an affirmative vote of a majority of the votes cast by the stockholders present, either in person or by proxy, and entitled to vote at the Annual Meeting for the proposal to be approved. The votes required for approval, and the impact of abstentions and broker non-votes for each proposal stockholders are being asked to consider and vote upon are as follows:

Proposal (1) — Election of Directors: You may vote “FOR” any one, or all, of the nominees, or withhold your vote for any one or more of the nominees. As the nominees are elected by a plurality of the votes cast, withheld votes and abstentions will not affect the outcome of this proposal. This proposal is considered a non-routine matter and brokers will not have discretionary authority to vote shares for which they have not received instructions;

Proposal (2) – Advisory Say on Pay Vote: You may vote “FOR” or “AGAINST” or abstain from voting. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the advisory proposal concerning the compensation of our named executive officers;

Proposal (3) – Advisory Vote on Frequency of Say on Pay Votes: You may vote “FOR” or “AGAINST” or abstain from voting. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the advisory vote on the frequency of Say on Pay votes; and

Proposal (4) — Ratification of Independent Registered Public Accounting Firm: You may vote “FOR” or “AGAINST” or abstain from voting. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the ratification of UHY as our independent registered public accountants for the fiscal year ending December 31, 2026. Under applicable Securities and Exchange Commission ("SEC") rules, this proposal is considered a routine matter and brokers will have the discretionary authority to vote shares of Common Stock for which they have not received instructions.

Voting Your Shares

All shares of Common Stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted “FOR” Proposal Nos. (1), (2), (3), and (4).

Revoking Your Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked pursuant to the following actions:

■	providing written or electronic notice of revocation;
■	submitting a proxy of a later date; or
■	voting in person.

A written notice of revocation should be sent by email to investor.relations@blue-dolphin.com. Depending on how you hold your shares, you can submit a proxy of a later date via the Internet, by telephone, or by mail.

Where to Direct Questions

To assist you with casting your vote, we have attempted to answer key questions you may have as a stockholder related to the proposals you are being asked to consider. Please review the frequently asked questions (FAQs) section, which is included as part of this proxy statement. If you have any additional questions, please contact Investor Relations at investor.relations@blue-dolphin.com.

Reimbursement of Solicitation Expenses

Blue Dolphin will bear all costs of this solicitation. Proxies will be solicited primarily by mail but may also be solicited by telephone or other electronic means by directors, officers, and personnel of Blue Dolphin in the ordinary course of business, for which they will not receive additional compensation. Blue Dolphin has requested that brokers, nominees, fiduciaries, and other custodians send proxy materials to the beneficial owners of Common Stock, for which Blue Dolphin will reimburse them for their reasonable out-of-pocket expenses.

Remainder of Page Intentionally Left Blank

FREQUENTLY ASKED QUESTIONS (“FAQs”)

The FAQs presented in this section are to assist you in understanding the proposals you are being asked to vote upon for the Annual Meeting. The items addressed may not answer all questions that may be important to you as a stockholder. For additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement or contact Blue Dolphin, Investor Relations at (713) 568-4725.

Procedural Matters

1.	Why am I receiving this proxy statement?

You are receiving this proxy statement because you held shares of Blue Dolphin Common Stock as of the Record Date for the Annual Meeting.

2.	What does it mean if I received more than one proxy?

If you received more than one proxy form, it means that you held shares of Common Stock in more than one account. For example, you may own your shares of Common Stock individually, jointly with your spouse, as trustee of a trust, or as custodian for a minor. To ensure that all of your shares of Common Stock are voted, you must sign and return each proxy form received because they are held in a different form of ownership.

3.	Who is entitled to attend and vote at the Annual Meeting?

If you owned shares of Common Stock as of the close of business on April 27, 2026, you are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, there were 14,921,968 shares of Common Stock issued and outstanding.

4.	When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, June 25, 2026, at 10:00 a.m. Central Time at Blue Dolphin’s principal office, 801 Travis Street, 21st Floor, Houston, Texas 77002.

5.	What do I need to do now?

After carefully reading and considering the information contained in this proxy statement, please vote your shares of Common Stock as described below. You are entitled to one (1) vote for each share of Common Stock you owned as of the Record Date.

6.	How do I vote if I am a registered stockholder?

If your shares of Common Stock are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered, with respect to those shares, the stockholder of record or a “registered stockholder.” Registered stockholders may vote as follows: (i) by mail by completing, signing, and dating each proxy form received and returning it in the provided prepaid envelope, (ii) online at https://www.iproxydirect.com/BDCO by following the instructions, or (iii) by participating in the Annual Meeting in person. If voting by mail or online, your voting instructions must be received by the “voting closed” determination that will be made live during the Annual Meeting. Voting by mail or online will not prevent you from participating in the Annual Meeting in person. You are encouraged to submit a proxy by mail or online, even if you plan to participate in the Annual Meeting in person, to ensure that your shares of Common Stock are present in person or represented by proxy.

7.	How do I vote if I am a beneficial stockholder?

If your shares of Common Stock are held by a brokerage firm, bank, trust, or other nominee, you are considered the “beneficial stockholder” of the shares of Common Stock. The Common Stock is being held in “street name,” and your broker, bank, or other nominee is considered to be the holder of these shares. This means that, as a beneficial stockholder, you cannot vote your shares of Common Stock directly. However, you have the right to: (i) direct/instruct the brokerage firm, bank, trust, or other nominee on how to vote your shares of Common Stock and (ii) participate in the Annual Meeting in person. Your broker, bank, trustee, or nominee must provide you with a voting instruction form for voting purposes.

Under SEC Rules, brokers cannot vote on your behalf for non-routine matters. They may only vote on your behalf for routine matters. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust, or other nominee regarding how to instruct them to vote your shares of Common Stock.

Non-Routine Matter(s):

Proposal (1), election of directors

Proposal (2), approval, on an advisory basis, the Say on Pay proposal

Proposal (3), approval, on an advisory basis, a non-binding vote on the frequency of Say on Pay votes

Routine Matter(s):

Proposal (4), ratification of UHY as our independent registered public accounting firm for the fiscal year ending December 31, 2026

If you wish to vote in person, you must obtain a legal proxy form from the brokerage firm, bank, trust, or other nominee and present it to the inspector of election with your ballot. If you hold some shares of Common Stock as a registered stockholder and some shares of Common Stock as a beneficial stockholder, the shares of Common Stock cannot be combined for voting purposes because the shares of Common Stock held beneficially list the brokerage firm, bank, trust, or other nominee as the stockholder of record.

8.	What if I fail to instruct my brokerage firm, bank, trust, or other nominee how to vote?

Because your brokerage firm, bank, trust, or other nominee does not have discretionary authority to vote on non-routine matters, failure to provide your broker or other nominee with voting instructions on how to vote your shares of Common Stock will result in a broker non-vote for Proposal Nos. (1), (2), and (3).

9.	What are the proposals that will be voted on at the Annual Meeting?

You are being asked to consider and vote upon proposals to: (1) elect five directors, (2) approve, on an advisory basis, Say on Pay, (3) approve, on an advisory basis, a non-binding vote on the frequency of Say on Pay votes, (4) ratify the selection of UHY as our independent registered public accounting firm for the year ending December 31, 2026 and (5) transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

10.	How does Blue Dolphin’s Board recommend that I vote on the proposals?

The Board has determined that each of the proposals presented in the proxy statement is in your best interests and unanimously recommends that you vote “FOR” each director nominee and each other proposal presented in the proxy statement.

11.

How many votes are required to approve an adjournment or postponement of the Annual Meeting to a later time, if necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the proposals?

If a quorum is not met, the Board may submit a proposal to adjourn or postpone the Annual Meeting to a later date or dates until a quorum is met. If a quorum is met but there are insufficient votes to adopt the proposals, our By-Laws require the affirmative vote of a majority of the votes cast in order to adjourn or postpone the Annual Meeting to a later time. Withheld votes, abstentions, and broker non-votes will have no effect on this matter.

12.	How are votes counted?

The inspector of election that is appointed for the Annual Meeting will count the votes. This person will separately count “FOR,” “WITHHELD,” and “AGAINST” votes, as well as abstentions and broker non-votes.

13.	What constitutes a quorum for the Annual Meeting?

The presence, in person or by proxy, of stockholders representing a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting. Shares of Common Stock held by registered stockholders that submit a properly executed proxy form will be counted as part of the quorum. Shares of Common Stock held by beneficial stockholders that either provide their brokerage firm, bank, trust, or other nominee with voting instructions or obtain a legal proxy form for voting in person at the Annual Meeting will be counted as part of the quorum.

14.	Am I entitled to appraisal rights?

Under Delaware law, stockholders are not entitled to appraisal rights with respect to any of the proposals presented at the Annual Meeting.

15.	What happens if I sell my shares of Blue Dolphin Common Stock before the Annual Meeting?

The Record Date to determine whether stockholders are entitled to vote at the Annual Meeting is earlier than the date of the Annual Meeting. If you transferred or sold your shares of Common Stock after the Record Date but before the Annual Meeting, you will, unless special arrangements are made, retain your right to vote at the Annual Meeting.

16.	Who can answer further questions?

For additional questions, please contact Blue Dolphin, Investor Relations at investor.relations@blue-dolphin.com. For assistance in submitting proxies or voting shares of Common Stock, registered stockholders should contact Securities Transfer Corporation by phone at (469) 633-0101 or visit their website at http://www.stctransfer.com. Beneficial stockholders should contact their brokerage firm, bank, trust, or other nominee for additional information.

Selection of UHY as Independent Registered Public Accounting Firm

17.	How long has UHY been our independent registered public accounting firm?

UHY has been engaged as our independent registered public accounting firm since 2002. Although ratification of UHY as our independent registered public accounting firm by our stockholders is not required by our By-Laws, the Board believes that submitting this matter to a vote reflects good corporate practice.

18.	What happens if UHY’s selection is not ratified?

In the event of a negative vote on such ratification, the Audit Committee of the Board (the “Audit Committee”) will consider whether it is appropriate to select another independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interest and that of our stockholders.

PROPOSALS

(1) ELECTION OF DIRECTORS

Director Nominees

The Board has affirmatively determined that each of Ryan A. Bailey, Amitav Misra, and Christopher T. Morris, each an outside director, is considered an “Independent Director” as such term is defined by Over the Counter Quotation Exchange ("OTCQX") and SEC rules. Jonathan P. Carroll, our Chief Executive Officer and President, and Herbert N. Whitney, a consultant to Blue Dolphin, are not independent directors. The independent members of the Board nominated Messrs. Bailey, Misra, Morris, Carroll, and Whitney to serve as directors until the next annual meeting of stockholders. See “Corporate Governance and Board Matters – Nominating Procedures” for more information. Each director that was nominated (each a “Director Nominee”) shall serve as a director until the next annual meeting of stockholders, or in each case until their successors have been duly elected and qualified, or until they resign or are removed.

Each Director Nominee has consented to being nominated and is willing to serve if elected. The Board has no reason to believe that any of the Director Nominees will be unable or unwilling to serve if elected. However, should any Director Nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute Director Nominee designated by the Board.

This table reflects, as of the Record Date: (i) each Director Nominee’s name, age, principal occupation, and directorships during the past five (5) years and (ii) their relevant knowledge and experience that led to their nomination to the Board:

Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experience

Jonathan P. Carroll, 64

Blue Dolphin Energy Company
Chairman of the Board (since 2014)
Chief Executive Officer, President, Assistant Treasurer and Secretary (since 2012)

Lazarus Energy Holdings, LLC (“LEH”)
Manager (since 2006) and Majority Owner

Together, Mr. Carroll and LEH owned 84.93% of the voting power of our Common Stock as of the Record Date.

Mr. Carroll has served on Blue Dolphin’s Board since 2014.  He is currently Chairman of the Board.  He previously served on the Board of Trustees of the Salient Fund Group from 2004 to 2022, and served on the compliance, audit, and nominating committees of several of Salient’s private and public closed-end and mutual funds at various times within that period.  Mr. Carroll also previously served on the Board of Directors of the General Partner of LRR Energy, L.P. (NYSE: LRE) from January 2014 until its merger with Vanguard Natural Resources, LLC in October 2015.

Mr. Carroll earned a Bachelor of Arts degree in Human Biology and a Bachelor of Arts degree in Economics from Stanford University, and he completed a Directed Reading in Economics at Oxford University.  Based on his educational and professional experiences, Mr. Carroll possesses particular knowledge and experience in business management, finance, and business development that strengthen the Board’s collective qualifications, skills, and experience.

Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experience

Ryan A. Bailey, 50

Paradigm Global Investments

Chief Investment Officer and Senior Managing Partner (September 2025 to Present)

Paradigm Institutional Investments

Chief Investment Officer and Managing Partner (April 2023 to December 2025)

Crewe Capital

Strategic Advisor (2023 to Present)

Investment Office Resources

Strategic Advisor (November 2020 to June 2022)

Co-Chief Investment Officer and Partner (June 2022 to March 2023)

Carbonado Partners

Strategic Advisor  (June 2022 to March 2023)

Managing Partner (September 2020 to June 2022) and Founder

Pacenote Capital

Managing Partner (2019 to 2020) and Co-founder

Children’s Health System of Texas

Head of Investments (2014 to 2019)

Mr. Bailey was appointed to Blue Dolphin’s Board in November 2015.  He is currently a member of the Audit and Compensation Committees.  He also serves as an advisor and mentor to Texas Wall Street Women, a non-profit member organization, and as a member of the board of directors of Bridgeway Capital Management, Portfolios with Purpose, and Suit Up. Mr. Bailey is also a member of the investment committees of the Texas Employee Retirement System, American Heart Association, Dallas Police and Fire, and Dallas Parkland Hospital.

Mr. Bailey earned a Bachelor of Arts in Economics from Yale University and completed a graduate course in tax planning from the Yale School of Management. He holds professional credentialing as a Chartered Financial Analyst (CFA), Financial Risk Manager (FRM), Chartered Alternative Investment Analyst (CAIA) and Chartered Market Technician (CMT). Based on his educational and professional experiences, Mr. Bailey possesses particular knowledge and experience in finance, financial analysis and modeling, investment management, risk assessment and strategic planning, and cybersecurity risk management and data protection that strengthen the Board’s collective qualifications, skills, and experience.

Amitav Misra, 48

HighRadius Corporation

Vice President of Corporate Development (since December 2023)

Vice President of Experiential Marketing and Partnerships (December 2022 to December 2023)

Vice President of Global Marketing, Mid-Market (July 2022 to December 2022)

Vice President of Treasury Line of Business (December 2020 to July 2022)

Vice President of Treasury Marketing (July 2020 to July 2022)

Arundo Analytics, Inc.

General Manager Americas (2018 to 2020)

Vice President of Marketing (2017 to 2020)

Mr. Misra has served on Blue Dolphin’s Board since 2014.  He is currently a member of the Audit and Compensation Committees.  Mr. Misra serves as an advisor to several energy, technology, and private investment companies.

Mr. Misra earned a Bachelor of Arts in Economics from Stanford University and has held FINRA Series 79 and Series 63 licenses. Mr. Misra possesses particular knowledge and experience in economics, business development, private equity, and strategic planning that strengthen the Board’s collective qualifications, skills, and experience.

Christopher T. Morris, 64

MPact Partners LLC

President (2011 to Present)

Board Veritas

Managing Partner (2018 to Present)

Bonaventure Realty Group

Executive Vice President (2020 to 2022)

Impact Partners LLC

President (2017 to 2020)

Mr. Morris has served on Blue Dolphin’s Board since 2012; he is currently Chairman of the Audit and Compensation Committees.

Mr. Morris earned a Bachelor of Arts in Economics from Stanford University and a Masters in Business Administration from the Harvard Business School. Based on his educational and professional experiences, Mr. Morris possesses particular knowledge and experience in business management, finance, strategic planning, and business development that strengthen the Board’s collective qualifications, skills, and experience.

Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experience

Herbert N. Whitney, 85

Wildcat Consulting, LLC

President (since 2006) and Founder

Mr. Whitney has served on Blue Dolphin’s Board since 2012. He previously served on the Board of Directors of Blackwater Midstream Corporation, the Advisory Board of Sheetz, Inc., as Chairman of the Board of Directors of Colonial Pipeline Company, and as Chairman of the Executive Committee of the Association of Oil Pipelines.

Mr. Whitney has more than 40 years of experience in pipeline operations, crude oil supply, product supply, distribution and trading, as well as marine operations and logistics having served as the President of CITGO Pipeline Company and in various general manager positions at CITGO Petroleum Corporation. He earned his Bachelor of Science in Civil Engineering from Kansas State University. Based on his educational and professional experiences, he possesses extensive knowledge in the supply and distribution of crude oil and petroleum products, which strengthens the Board’s collective qualifications, skills, and expertise.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF ALL OF THE DIRECTOR NOMINEES.

(2) ADVISORY VOTE ON SAY ON PAY

As required pursuant to Section 14A of the Exchange Act, we seek a non-binding advisory vote from our stockholders to approve the compensation of our executives as described under “Compensation Discussion and Analysis” in this proxy statement. Say on Pay gives our stockholders the opportunity to express their views on our executive compensation. Because your vote is advisory, it will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Blue Dolphin Energy Company approve, on an advisory basis, the compensation of the named executive officers as disclosed in our proxy statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation table, and any related material disclosed therein.”

The Say on Pay vote is non-binding on the Board and the Compensation Committee. However, the Board values the opinions of our stockholders as expressed through their votes and other communications with us, and the Board and the Compensation Committee will consider the outcome of the Say on Pay vote when making future executive compensation decisions.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” SAY ON PAY.

(3) ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTES

As required pursuant to Section 14A of the Exchange Act, we seek a non-binding advisory vote from our stockholders regarding the desired frequency for holding future non-binding advisory votes to approve the compensation of our named executive officers as described in our annual proxy statement.

This proposal gives our stockholders the opportunity to express their views as to whether Say on Pay votes should occur every one, two, or three years. Stockholders may also abstain from casting a vote on this proposal. Because your vote is advisory, it will not be binding on Blue Dolphin, the Board, or the Compensation Committee. However, the Board will carefully consider the outcome of the frequency vote and other communications from stockholders when making future decisions regarding the frequency of Say on Pay votes. Therefore, we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation.

After careful consideration of the various arguments supporting each frequency level, the Board believes that submitting the advisory vote on executive compensation to stockholders every three years is the most appropriate alternative at this time.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below. Stockholders will not be voting to approve or disapprove the recommendation of the Board.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of Blue Dolphin Energy Company’s named executive officers as set forth in the company’s proxy statement should be every year, every two years, or every three years.”

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE FREQUENCY ON SAY ON PAY VOTES EVERY THREE YEARS.

(4) RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For additional information related to this matter, refer to Numbers 17 and 18 of the FAQs provided as part of this proxy statement.

For purposes of determining whether to select UHY as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2026, the Audit Committee conducted a thorough review of UHY’s performance to date. The Audit Committee considered:

■	UHY’s performance on previous audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness, and technical expertise.
■	UHY's leadership, management structure, and client and employee retention.
■	UHY's financial strength and performance.
■	The appropriateness of the fees charged by UHY.

UHY has acted as our principal independent registered public accounting firm since 2002. We are asking our stockholders to ratify the selection of UHY as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of UHY to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether selecting another independent registered public accounting firm is appropriate. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Blue Dolphin and our stockholders.

A representative of UHY is expected to be available during the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if desired.

The below table reflects fees paid to UHY during the periods indicated:

	December 31,
	2025	2024
	(in thousands)

Audit fees	$327	$372
Audit-related fees	-	-
Tax fees	-	-

	$327	$372

Amounts billed but unpaid for each of the corresponding twelve months ended December 31, 2025 and 2024 totaled approximately $0.09 million and $0.1 million, respectively.  Audit fees for 2025 and 2024 related to the audit of our consolidated financial statements and the review of our quarterly reports that are filed with the SEC. The Audit Committee must pre-approve all audit and non-audit services provided to us by our independent registered public accounting firm.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(5) TRANSACTION OF OTHER MATTERS

At the date of this proxy statement, the Board was unaware of any matter to be acted upon at the Annual Meeting other than those in Proposal Nos. (1), (2), (3), and (4) as described herein. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

EXECUTIVE OFFICERS

This table shows, as of the Record Date, the name and age of each executive officer, as well as their principal occupation during the past five (5) years:

Name	Position	Since	Age

Jonathan P. Carroll	Chairman of the Board Chief Executive Officer, President, Assistant Treasurer, and Secretary (Principal Executive Officer)	2014 2012	64

Bryce D. Klug	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	2024	46

Jonathan P. Carroll was appointed Chairman of the Board of Blue Dolphin in 2014 and appointed Chief Executive Officer, President, Assistant Treasurer, and Secretary of Blue Dolphin in 2012. He has also been LEH's Manager since 2006 and is its majority owner. Together, Mr. Carroll and LEH owned 84.93% of the voting power of our Common Stock as of the Record Date.  Before founding LEH, Mr. Carroll was a private investor focused on direct debt and equity investments, primarily in distressed assets.  He previously served on the Board of Trustees of the Salient Fund Group from 2004 to 2022, and served on the compliance, audit, and nominating committees of several of Salient’s private and public closed-end and mutual funds at various times within that period. Mr. Carroll also previously served on the Board of Directors of the General Partner of LRR Energy, L.P. (NYSE: LRE) from January 2014 until its merger with Vanguard Natural Resources, LLC in October 2015. He earned a Bachelor of Arts in Human Biology and a Bachelor of Arts in Economics from Stanford University, and he completed a Directed Reading in Economics at Oxford University.

Bryce D. Klug was appointed Treasurer and Assistant Secretary of Blue Dolphin in September 2024.  Prior to Blue Dolphin, he served as a consultant at Nassau Bay Investments.  From 2021 to 2023, Mr. Klug served as a manager and then as Senior Manager for transactional advisory services at Grant Thornton LLP.  He was External Reporting Manager at Talos Energy, Inc. from 2019 to 2021 and Senior Manager of External Reporting at Noble Drilling from 2017 to 2019. He earned his Bachelor of Arts in Economics from the University of Michigan and a Masters in Accounting from Eastern Michigan University. He also holds a professional credential as a Certified Public Accountant (CPA).

CORPORATE GOVERNANCE AND BOARD MATTERS

Board

The Board consists of Messrs. Carroll, Bailey, Misra, Morris, and Whitney, with Mr. Carroll serving as Chairman. During 2025, the Board met three (3) times and acted by written consent twice. All directors participated in the meetings and acted by written consent. The Board has two standing committees, the Audit Committee and the Compensation Committee.

Audit Committee

The Audit Committee consists of Messrs. Morris, Bailey, and Misra, with Mr. Morris serving as Chairman. During 2025, the Audit Committee met four (4) times. All members of the Audit Committee are independent under SEC and NASDAQ rules and that each of Messrs. Morris, Bailey, and Misra qualifies as an Audit Committee Financial Expert. The Audit Committee’s duties include overseeing financial reporting and internal controls functions, among other matters. The Audit Committee’s written charter is available on our corporate website (http://www.blue-dolphin-energy.com).

Compensation Committee

The Compensation Committee consists of Messrs. Morris, Bailey, and Misra, with Mr. Morris serving as Chairman. The Compensation Committee only meets by special meeting; the Compensation Committee did not meet during 2025. All members of the Compensation Committee are independent under SEC and NASDAQ rules. The Compensation Committee’s duties include reviewing and determining executive compensation for Blue Dolphin. The Compensation Committee’s written charter is available on our corporate website (http://www.blue-dolphin-energy.com).

Nomination Procedures

Given the small size of the Board, the Board adopted a “Board of Director Nomination Procedures” policy in lieu of appointing a standing nominating committee. The Audit Committee, which is comprised of the independent directors, uses the policy as a guide to (i) identify, evaluate, and recommend to the Board qualified director nominees to be elected by stockholders in connection with an annual meeting or to fill vacancies or newly created directorships between annual meetings or (ii) recommend assignments on committees of the Board.  The Board will consider for possible nomination qualified nominees recommended by stockholders in accordance with Blue Dolphin’s Certificate of Incorporation. As addressed in the “Board of Director Nomination Procedures” policy, the manner in which independent directors evaluate director nominees that are recommended by stockholders is the same as for nominees received from other sources. See “Director Nomination and Stockholder Proposals by Stockholders for Annual Meeting of Stockholders” in this proxy statement for more information.

The Board endeavors to nominate qualified directors who will make important contributions to the Board and Blue Dolphin. The Board generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have demonstrated professional achievements, have meaningful experience, and have a general appreciation of the major business issues facing Blue Dolphin. Since the last annual meeting, there have not been any material changes to the procedures by which stockholders may recommend nominees to the Board.

Board Diversity

Blue Dolphin does not maintain a formal diversity policy for Board membership. However, the Board believes that directors, as a group, should provide a mix of backgrounds, knowledge, viewpoints, professional experience, and age. Thus, our nomination procedures consider the extent to which the Board as a whole includes a mix of members that represent an appropriate diversity of background and experience.

Director Attendance at Annual Meeting

Given the small size of the Board, director attendance at our annual meeting of stockholders is encouraged but not required. Mr. Carroll is typically the only director who attends.

Leadership Structure

Blue Dolphin is led by Mr. Carroll, who has served as Chairman of the Board since 2014 and as our Chief Executive Officer and President since 2012. Having a single company leader demonstrates to our personnel, customers, and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations, and eliminates the potential for confusion or duplication of efforts. We do not believe that appointing an independent Board chairperson or a permanent lead director would improve the Board's performance.

Risk Oversight

Our Board oversees Blue Dolphin’s risk management, and the two standing Board committees provide appropriate risk oversight. The Audit Committee oversees the accounting and financial reporting processes and compliance, internal controls, legal, and risk matters. The Compensation Committee oversees compensation policies, including approving compensation for directors and management. We believe that the processes established to report and monitor systems for material risks applicable to us are appropriate and effective.

Insider Trading

We have an insider trading policy that governs the purchase, sale, and other dispositions of Blue Dolphin's securities by directors, officers, and personnel associated with the company. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable listing standards. A copy of our Insider Trading Policy, which was adopted by the Board in November 2007, was filed as Exhibit 97.02 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.  It is also our policy to comply with all applicable securities laws when transacting in our own securities.

Code of Ethics and Code of Conduct

In compliance with the Sarbanes-Oxley Act of 2002, the Board adopted a code of ethics policy and a code of conduct policy. The Audit Committee established procedures to enable anyone concerned about our conduct, policies, accounting, internal controls over financial reporting, or auditing matters to communicate that concern directly to the Chairperson of the Audit Committee. Our code of ethics and code of conduct policies are available on our website (http://www.blue-dolphin-energy.com). Any amendments or waivers to provisions of our code of ethics or code of conduct will be disclosed on Form 8-K as filed with the SEC and/or posted on our website.

Communicating with Directors

As the Board does not receive a large volume of correspondence from stockholders, at this time, there is no formal process by which stockholders can communicate directly with the Board. Instead, any stockholder who desires to contact the Board or specific members of the Board may do so by writing to: Blue Dolphin Energy Company, Attention: Secretary for the Board, 801 Travis Street, Suite 2100, Houston, Texas 77002. Currently, all communications addressed in such a manner are sent directly to the indicated directors. In the future, if the Board adopts a formal process for determining how communications are to be relayed to directors, that process will be disclosed on Form 8-K as filed with the SEC and/or posted on our website (http://www.blue-dolphin-energy.com).

AUDIT COMMITTEE REPORT

The duties and responsibilities of the Audit Committee are outlined in a written charter adopted by the Board. The Audit Committee comprises independent directors with the requisite financial experience and expertise and meets SEC and OTCQX rules and requirements. The Audit Committee reviews and reassesses its written charter annually and recommends any changes to the Board for approval. In addition, the Audit Committee periodically reviews relevant proposed and adopted updates to the Sarbanes-Oxley Act of 2002 and SEC rules regarding Audit Committee procedures and responsibilities to ensure compliance. The Audit Committee charter is available on our website (http://www.blue-dolphin-energy.com).

The Audit Committee’s primary duties and responsibilities are to:

■	Assess the integrity of our accounting internal controls and financial reporting process.
■	Assess the independence and performance of our independent registered public accounting firm.
■	Provide an avenue of communication between our independent registered public accounting firm, management, and the Board.

For the fiscal year ended December 31, 2025, management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted by the United States of America. Management concluded that our internal controls over financial reporting were effective at December 31, 2025.

As a smaller reporting company, we are not required to audit our internal controls over financial reporting. However, UHY’s audit as of December 31, 2025 included consideration of internal controls over financial reporting as a basis for designing audit procedures appropriate for our operations and structure. The Audit Committee reviewed and discussed with management and UHY our audited consolidated financial statements and our internal controls over financial reporting for the fiscal year ended December 31, 2025.

Pursuant to Public Company Accounting Oversight Board (“PCAOB”) guidance, UHY:

■	Communicates to the Audit Committee its responsibilities in relation to the audit and establishes an understanding of the terms of the audit engagement with the audit committee.
■	Obtains information from the Audit Committee relevant to the audit.
■	Communicates to the Audit Committee an overview of the overall audit strategy and timing of the audit.
■	Provides the Audit Committee with timely observations arising from the audit that are significant to the financial reporting process.

With regard to determining UHY’s performance and independence for the fiscal year ended December 31, 2025, the Audit Committee reviewed:

Performance

■	UHY’s performance on previous audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness, and technical expertise.
■	UHY’s leadership, management structure, and client and employee retention.
■	UHY’s financial strength and performance.
■	The appropriateness of UHY fees.

Independence

■	The relationships between UHY and Blue Dolphin, as well as any relationships between UHY and our management and directors.
■

Whether any relationship with or service provided by UHY: (i) creates a mutual or conflicting interest with us, (ii) places UHY in the position of auditing its own work, (iii) results in UHY acting as management or an employee of us, or (iv) places UHY in a position of being an advocate for us.

■	Whether UHY provides any prohibited non-audit services to us.

The Audit Committee received the written disclosures and letter from our independent registered public accounting firm as required by the PCAOB's Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. Further, the Audit Committee discussed with UHY its performance and independence for the fiscal year ended December 31, 2025. Based on its findings, the Audit Committee determined that the services provided by UHY were satisfactory and that UHY is independent.

The Audit Committee holds a meeting at least quarterly in which management and UHY participate. As a result, an avenue of communication between UHY, management, and the Board is accomplished on a regular basis.  As part of the Audit Committee meeting, independent members of the Board have a break out session in which they meet separately with representatives from UHY in an executive session.

Based on discussions with management and UHY, as well as review of UHY’s report to the Audit Committee, the Audit Committee recommended to the Board that our audited consolidated financial statements for the fiscal year ended December 31, 2025 be included in Blue Dolphin's Annual Report on Form 10-K for such year, as filed with the SEC.

The Audit Committee:

Christopher T. Morris, Chairman

Ryan A. Bailey

Amitav Misra

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policies and Procedures

Fifth Amended and Restated Operating Agreement.  LEH operates and manages all Blue Dolphin assets pursuant to a Fifth Amended and Restated Operating Agreement dated April 1, 2026 (the “Fifth Amended and Restated Operating Agreement") between LEH, Blue Dolphin, and Blue Dolphin's subsidiaries. Services under the Fifth Amended and Restated Operating Agreement include personnel serving in a variety of capacities, including, but not limited to corporate executives. All personnel work for and are paid by LEH.

Executive Compensation Clawback Policy.  Under Blue Dolphin's Clawback Policy, in the event Blue Dolphin is required to prepare an accounting restatement of its financial statements due to a material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Board will require reimbursement or forfeiture of any excess Incentive Compensation (as defined within the policy) received by any Covered Executive (as defined within the policy) during the three (3) completed fiscal years immediately preceding the date on which Blue Dolphin is required to prepare an accounting restatement. A copy of our Clawback Policy, which was adopted by the Board in March 2025, was filed as Exhibit 97.01 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation for Named Executives

Messrs. Carroll and Klug are our executive officers. As noted above under “Executive Compensation Policy and Procedures,” their remuneration is provided by LEH under the Fifth Amended and Restated Operating Agreement. We do not provide any of their remuneration, but rather pay a management fee to LEH under this agreement. During the twelve months ended December 31, 2025 and 2024, Blue Dolphin paid LEH a management fee of $1.0 million and $0.8 million, respectively, under the operating agreement. Also, as disclosed under “Related Party Transactions – Affiliate Agreements,” Mr. Carroll receives certain fees under various other affiliate agreements.  No named executive officers ("NEOs") received any perquisites or other personal benefits that exceeded the $10,000 threshold for disclosure, as required by the SEC.  Neither Messrs. Carroll nor Klug are subject to a contract, agreement, plan, or arrangement that provides for payment(s) following or in connection with any termination, including without limitation resignation, severance, retirement, constructive termination, change in control, or a change in their responsibilities.

Summary Compensation Table

Name and Principal Position	Year	Salary	Total

Jonathan P. Carroll	2025	$-	$-
Chief Executive Officer and President	2024	$-	$-
(Principal Executive Officer)

Bryce D. Klug	2025	$-	$-
Treasurer	2024	$-	$-
(Principal Financial and Accounting Officer)

Compensation Risk Assessment

LEH’s approach to compensation practices and policies applicable for non-executive personnel throughout our organization is consistent with the base pay market median for each position. LEH believes its practices and policies in this regard are not reasonably likely to have a material adverse effect on us.

Outstanding Equity Awards

None.

Director Compensation Policy and Procedures

Although Mr. Carroll is a director of Blue Dolphin, his services as Chief Executive Officer are provided under the Fifth Amended and Restated Operating Agreement (see above under “Executive Compensation Policy and Procedures.”) Therefore, we do not have any directors that are also employed by Blue Dolphin. The Compensation Committee reviews and recommends to the Board for its approval all compensation for directors.

Compensation for Non-Employee Directors

Our non-employee, independent directors earn an annual cash retainer of $80,000 ($20,000 quarterly). Non-employee, independent directors are also reimbursed expenses, if any, for in-person meeting attendance. They also earn additional compensation for serving on the Audit Committee.  The chairperson of the Audit Committee earns an additional $2,500 in cash in each of the second and fourth quarters of the year, for a total of $5,000 annually.  Members of the Audit Committee earn an additional $1,250 in cash in each of the second and fourth quarters of the year, for a total of $2,500 annually. Non-employee, independent directors serving on the Compensation Committee did not earn any additional compensation for their service as directors.

Non-Employee, Independent Director Compensation

	For the Twelve Months Ended December 31, 2025
Name	Paid	Unpaid	Total
		(in thousands)

Christopher T. Morris	$43	$43	$86
Ryan A. Bailey	41	41	82
Amitav Misra	41	41	82

	$125	$125	$250

At December 31, 2025, Messrs. Morris, Bailey, and Misra had total restricted awards of Common Stock outstanding of 212,400, 198,050, and 204,141, respectively.

Pay Versus Performance

Although the following disclosure for principal executive officer ("PEO") and NEO pay are required by SEC rules, it is not reflective of how we or the Compensation Committee determine executive compensation for our executive officers, Messrs. Carroll and Klug. As noted above under "Executive Compensation Policy and Procedures,” Messrs. Carroll and Klug’s remuneration is provided by LEH under the Fifth Amended and Restated Operating Agreement. As a result, there is no applicable information to be provided pursuant to this table.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income

2025	$-	$-	$-	$-	$-	$-
2024	$-	$-	$-	$-	$-	$-

Compensation Committee Interlocks and Insider Participation

Only one of our directors, Mr. Carroll, also serves as an executive officer. Mr. Carroll does not serve on any of our standing committees.

None of our executive officers serve on the board of directors of another entity whose executive officers serve on our Board. None of our officers or LEH’s personnel, other than Mr. Carroll, participated in the deliberations of our Board or our Compensation Committee concerning executive officer or director compensation.

Family Relationships between Directors and Executive Officers

As of the Record Date, there were no relationships between any of our directors or executive officers and any other director or executive officer of Blue Dolphin.

Remainder of Page Intentionally Left Blank

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

This table shows information with respect to persons or groups known to us to be the beneficial owners of more than five percent (5%) of our Common Stock as of the Record Date. Unless otherwise indicated, each named party has sole voting and dispositive power with respect to such shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common Stock	Lazarus Energy Holdings, LLC	8,547,500	57.3%
	2301 Commerce Street, Suite 140
	Houston, Texas 77002

(1)	Based upon 14,921,968 shares of Common Stock issued and outstanding as of the Record Date.

Security Ownership of Management

This table shows information as of the Record Date with respect to: (i) directors, (ii) executive officers and (iii) directors and executive officers as a group beneficially owning our Common Stock. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to such shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common Stock	Jonathan P. Carroll(2)	12,672,500	84.9%
Common Stock	Christopher T. Morris / Mpact Partners, LLC	212,400	*
Common Stock	Amitav Misra	204,141	*
Common Stock	Ryan A. Bailey	198,050	*
Common Stock	Herbert N. Whitney	9,683	*
Common Stock	Bryce D. Klug	1,000	*
Common Stock	William Christopher McDougall	100	*

Directors/Nominees and Executive Officers as a Group (7 Persons)		13,297,874	89.1%

(1)	Based upon 14,921,968 shares of Common Stock issued and outstanding and 0 shares of Common Stock issuable upon exercise of stock options, each as of the Record Date.
(2)	Includes 8,547,500 shares owned by LEH. Mr. Carroll and his affiliates have an approximate 80% ownership interest in LEH.
*	Less than 1%.

RELATED PARTY TRANSACTIONS

As indicated herein, affiliate(s) refers, either individually or collectively, to certain related parties including: (i) Jonathan P. Carroll, Chairman of the Board and Chief Executive Officer of Blue Dolphin, and his affiliates including Ingleside Crude, LLC (“Ingleside”) and Lazarus Capital, LLC (“Lazarus Capital”) or (ii) LEH and its affiliates (the "Affiliates"). Together, Mr. Carroll and LEH owned 84.93% of the voting power of our Common Stock as of the Record Date.  LEH also operates and manages all Blue Dolphin properties, funds working capital requirements during periods of working capital deficits, guarantees certain of our third-party secured debt, and is a significant customer.  Blue Dolphin and certain subsidiaries are currently parties to various agreements with Affiliates. Related party transactions, including but not limited to those between Blue Dolphin or its subsidiaries and Affiliates, are reviewed quarterly by the Audit Committee to ensure the transactions are fair and reasonable and are presented fairly and accurately in Blue Dolphin's financial reports as filed with the SEC.

Affiliate Agreements

Financial and Operating Agreements. As of the Record Date, Blue Dolphin and certain subsidiaries, including Blue Dolphin Services Co., ("BDSC"), Lazarus Energy, LLC ("LE"), Lazarus Refining & Marketing, LLC ("LRM"), and Nixon Product Storage, LLC ("NPS"), were parties to the following financial and operating agreements with Affiliates:

Agreement/Transaction	Parties	Effective Date	Key Terms
Fifth Amended and Restated Operating Agreement	Blue Dolphin and subsidiaries LEH	04/01/2026	For LEH operation and management of all Blue Dolphin’s assets; 1-year term; expires 04/01/2027 or notice by either party at any time of material breach or 90 days Board notice; LEH receives management fee of 5% of all consolidated operating costs of Blue Dolphin and its subsidiaries, excluding crude costs, depreciation, amortization, and interest; LEH-provided services include personnel serving in a variety of capacities across all Blue Dolphin entities, including, but not limited to corporate executives such as the principal executive officer and principal financial and accounting officer; as a result, Blue Dolphin and its subsidiaries have no employees for reporting purposes; all personnel are employed and paid by LEH.
Amended and Restated Jet Fuel Sales Agreement	LE LEH	04/01/2023	Jet fuel sales by LE to LEH; 1-year automatic renewals; LEH lifts the jet fuel from LE as needed and sells it to the Defense Logistics Agency under preferential pricing terms due to LEH's HUBZone certification.
NPS Terminal Services Agreement	NPS LEH	11/01/2022	LEH pays NPS a tank rental fee of $0.2 million per month to store jet fuel at the Nixon facility; 1-year evergreen term; either party may cancel upon 60 days’ prior written notice.
Third Amended and Restated Master Services Agreement	LE Ingleside	03/01/2026	For storage of LE products intended for customer receipt by barge; LE pays Ingleside a tank rental fee of $0.1 million per month; the agreement expires 03/01/2027.
LE Amended and Restated Guaranty Fee Agreement	LE Jonathan P. Carroll	01/01/2023	Relates to payoff of LE $25.0 million Huntington Bank loan; as consideration for providing his personal guarantee, Mr. Carroll receives a cash fee equal to 2.00% per annum of outstanding principal balance owed under the LE Term Loan Due 2034.
NPS Guaranty Fee Agreement	NPS Jonathan P. Carroll	01/01/2023	Relates to payoff of NPS $10.0 million Greater Nevada Credit Union loan; as consideration for providing his personal guarantee, Mr. Carroll receives a cash fee equal to 2.00% per annum of outstanding principal balance owed under the NPS Term Loan Due 2031.
LRM Amended and Restated Guaranty Fee Agreement	LRM Jonathan P. Carroll	01/01/2023	Relates to payoff of LRM $10.0 million Huntington Bank loan; as consideration for providing his personal guarantee, Mr. Carroll receives a cash fee equal to 2.00% per annum of outstanding principal owed under the LRM Term Loan Due 2034.
Blue Dolphin Guaranty Fee Agreement	Blue Dolphin Jonathan P. Carroll	01/01/2023	Relates to payoff of Blue Dolphin $2.0 million Small Business Administration loan; as consideration for providing his personal guarantee, Mr. Carroll receives a cash fee equal to 2.00% per annum of outstanding principal balance owed under the Blue Dolphin Term Loan Due 2051.
Office Sub-Lease Agreement	BDSC LEH	09/01/2024	LEH office space in Houston, Texas; sub-lease executed 10/30/24; 24-month extension of prior office sub-lease agreement; term expires 08/31/2026; rent approximately $0.003 million per month.
Ground Lease Agreement	LEH NPS	07/01/2025	LEH pays NPS a ground storage fee of $0.015 million per month to store equipment at the Nixon facility; month-to-month with a 30 day's notice of cancellation requirement.

Debt Agreements.  As of the Record Date, Blue Dolphin and certain subsidiaries, including Blue Dolphin Pipe Line Company ("BDPL"), were parties to the following debt agreements with Affiliates:

Loan Description	Parties	Original Principal (in millions)	Maturity Date	Monthly Payment (in millions)	Interest Rate	Loan Purpose
Second Amended and Restated Affiliate Revolving Credit Agreement	Blue Dolphin and subsidiaries LEH and subsidiaries	$15.0 maximum	April 2027	Set-off against other obligations Borrower owes to Lender	WSJ Prime + 2.00%	Working Capital
Amended and Restated BDPL-LEH Loan Agreement	BDPL LEH	$4.0	April 2027	$0.25	12.00%	Working Capital

Covenants, Guarantees, and Security. The Amended and Restated BDPL-LEH Loan Agreement contains representations and warranties that we consider usual and customary for a credit facility of this type.  There are no financial covenants in the Amended and Restated BDPL-LEH Loan Agreement, but certain other customary business covenants are included. Certain BDPL property serves as collateral under the Amended and Restated BDPL-LEH Loan Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and stockholders who own more than ten percent (10%) of the Common Stock, to file reports of stock ownership and changes in ownership with the SEC and to furnish us with copies of all such reports as filed. Based solely on a review of the copies of the Section 16(a) reports furnished to us, we are not aware of any late filings made during the fiscal year ended December 31, 2025.

DIRECTOR NOMINATION AND STOCKHOLDER PROPOSALS BY STOCKHOLDERS FOR ANNUAL MEETING OF STOCKHOLDERS

Director Nominations and Proposals Process

We typically hold our annual meeting of stockholders in June of each year. We have tentatively set the 2027 Annual Meeting of Stockholders for June 24, 2027. Accordingly, stockholders should submit nominations and proposals in accordance with the guidance set forth below.

Stockholder Proposals and Director Nominations for This Year (2026)

We did not receive any stockholder proposals or director nominees by the applicable deadlines to be included in this proxy statement.

Stockholder Proposals and Director Nominations for Next Year (2027)

Proposals.  Based on SEC requirements, stockholders of record must submit stockholder proposals for inclusion in the printed proxy materials in writing to us at least one hundred and twenty (120) calendar days before the date we first mailed the previous year’s proxy statement. However, if the annual meeting date is changed by more than thirty (30) days from the previous year’s meeting date, then stockholders can submit their proposals a reasonable time before Blue Dolphin begins printing and mailing its proxy materials. Any stockholder proposal for the 2027 annual meeting must be sent to Blue Dolphin’s Corporate Secretary at 801 Travis Street, Suite 2100, Houston, Texas 77002. The deadline for receipt of a stockholder proposal to be included in the 2027 proxy statement is 5:00 p.m. Central Time on Thursday, March __, 2027. If a timely proposal is received, the Board may exercise any discretionary authority granted by the proxies to be solicited on behalf of the Board in connection with the 2027 annual meeting.  We are not required to include stockholder proposals that do not meet all of the requirements established by the SEC in effect when the proposal is received.

Director Nominations.  Based on our Amended and Restated Certificate of Incorporation, stockholders of record must submit director nominations in writing to us at least ninety (90) calendar days before the anniversary date of the previous year’s annual meeting.  The written notice must be accompanied by the nominee's written consent to serve, as well as the name, age, business address, residential addresses, principal occupation, number of shares beneficially owned, and any other information required to be furnished by law with respect to any nominee for election to the Board. We are not required to include any stockholder proposal or stockholder director nominee that does not meet all of the requirements for inclusion established by the SEC in effect when the proposal is received.  (See “Corporate Governance and Board Matters – Nominating Committee” in this proxy statement for more information.)  Any stockholder director nominee for the 2027 annual meeting must be sent to Blue Dolphin’s Corporate Secretary at 801 Travis Street, Suite 2100, Houston, Texas 77002.  The deadline for receipt of a stockholder director nominee is 5:00 p.m. Central Time on Monday, April __, 2027.  In addition, to comply with the universal proxy rules as to director nominees, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than Monday, May __, 2027.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file financial and other information with the SEC as required, including but not limited to, proxy statements on Schedule 14A, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors may obtain these and other company filings through the SEC's EDGAR system (https://www.sec.gov/search-filings), and we also make these filings available on our website (http://www.blue-dolphin-energy.com).  While the SEC still maintains a public reference/reading room, accessible hours have diminished over time as files have increasingly become available online. Alternatively, investors can obtain public and non-public records through an equivalent "Electronic Reading Room" managed by the SEC's Office of Freedom of Information Act (FOIA) Services:

Office of FOIA Services

100 F Street NE Washington, DC 20549-2465 Phone: 202-551-7900 Fax: 202-772-9337 Email: foiapa@sec.gov https://www.sec.gov/foia/contact-office-foia-services

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this proxy statement and the accompanying notice and letter to stockholders are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1935. Forward-looking statements represent management’s beliefs and assumptions based on currently available information. Forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, commitments and contingencies, and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “future” and similar terms and phrases to identify forward-looking statements.

Forward-looking statements reflect our current expectations regarding future events, results, or outcomes. These expectations may or may not be realized. Some of these expectations may be based on incorrect assumptions or judgments. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized, or materially affect our financial condition, results of operations, and cash flows. Actual events, results and outcomes may differ materially from our expectations due to various factors. Although it is impossible to identify all of these factors, they include those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our subsequently filed Quarterly Reports on Form 10-Q as filed with the SEC.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Brokers, banks, or other nominees may deliver only one (1) copy of this proxy statement to multiple beneficial stockholders who share the same address, unless that broker, bank, or other nominee has received contrary instructions from one or more of the beneficial stockholders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. Beneficial stockholders sharing an address who are receiving multiple copies of proxy materials and annual reports that wish to receive a single copy of such materials in the future will need to contact their broker, bank, or other nominee to request that only a single copy of each document be mailed to all beneficial stockholders at the shared address in the future.

Registered and beneficial stockholders who wish to receive a separate copy of this proxy statement, now or in the future, should submit their request to Blue Dolphin, Investor Relations at (713) 568-4725, or submit a written request to Blue Dolphin Energy Company, Attention: Investor Relations, 801 Travis Street, Suite 2100, Houston, Texas 77002.

By Order of the Board

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chairman of the Board

Houston, Texas

May 11, 2026

Remainder of Page Intentionally Left Blank

BLUE DOLPHIN ENERGY COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 25, 2026 AT 10:00 AM CENTRAL TIME
CONTROL ID:
REQUEST ID:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE. THE SIGNER ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT, REVOKES ALL PREVIOUS PROXIES AND APPOINTS JONATHAN P. CARROLL AS PROXY WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND AUTHORIZES HIM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE, ALL OF THE SHARES OF COMMON STOCK OF BLUE DOLPHIN ENERGY COMPANY HELD OF RECORD BY THE SIGNER AT THE CLOSE OF BUSINESS ON APRIL 27, 2026, AT THE ANNUAL MEETING, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote online, please DO NOT mail your proxy card.

	MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
	ONLINE:	http://www.iproxydirect.com/BDCO

ANNUAL MEETING OF THE STOCKHOLDERS OF BLUE DOLPHIN ENERGY COMPANY			PLEASE COMPLETE, DATE, SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	ELECT FIVE (5) DIRECTORS.	→	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Director Nominees:		☐	☐
	(1) Jonathan P. Carroll				☐
	(2) Amitav Misra				☐	CONTROL ID:
	(3) Christopher T. Morris				☐	REQUEST ID:
	(4) Ryan A. Bailey				☐
	(5) Herbert N. Whitney				☐

Proposal 2	APPROVE, ON AN ADVISORY BASIS, A NON-BINDING VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)	→	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 3	APPROVE, ON AN ADVISORY BASIS, A NON-BINDING VOTE ON THE FREQUENCY OF SAY ON PAY VOTES	→	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
			☐	☐	☐	☐

Proposal 4	RATIFY UHY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.	→	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 5	TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.	→	FOR	AGAINST	ABSTAIN
			☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐  New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

Dated: ________________________, 2026

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)